                                                                    Exhibit 99.2


                          The Pennsylvania Capital Bank

           The Times Building, 336 Fourth Avenue, Pittsburgh, PA 15222

          Proxy for a Special Meeting of Shareholders on June 15, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Charles A. Warden and Gerald B. Hindy, and each or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the common stock, par value $1.00 per share (the "Common Stock"), and all shares of the Class A common stock, par value $1.00 per share (the "Class A Common Stock") of The Pennsylvania Capital Bank (the "Company"), which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Company to be held on June 15, 2001, commencing at 1:30 p.m., local time, at the Radisson Hotel Greentree in Pittsburgh, Pennsylvania or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE
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THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

[x] Please mark your votes as in this example

PROPOSAL 1.

         The approval of an Agreement and Plan of Reorganization dated as of January 31, 2001 among the Company, Three Rivers Bancorp, Inc. ("Three Rivers"), and Three Rivers' wholly-owned subsidiary, Three Rivers Bank and Trust Company ("Three Rivers Bank"), and the related Agreement and Plan of Merger, pursuant to which the Company will merge with and into Three Rivers Bank.

         FOR                        AGAINST                    ABSTAIN
         [  ]                         [  ]                       [  ]


PROPOSAL 2.

         The approval of a one-time payment in the amount of $500,000 to Gerald
B. Hindy, Vice-Chairman of the Company, for his efforts (i) in serving as the chief executive officer of the Company without compensation to improve the Company's performance and prepare it for sale and (ii) in identifying and negotiating with potential buyers and in ultimately bringing the merger with Three Rivers Bank to the Company's Board of Directors for its consideration.

         FOR                        AGAINST                    ABSTAIN
         [  ]                         [  ]                       [  ]



SIGNATURE ________________________      DATED _________________________ , 2001

PRINT NAME _______________________


SIGNATURE ________________________      DATED _________________________ , 2001

PRINT NAME _______________________


Note: Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.